Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 13, 2004

American Natural Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7030 South Yale — Suite 404, Tulsa, Oklahoma 74136 (Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
Signatures
ARTICLE II, SECTION 8 OF THE REGISTRANT'S BYLAWS

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective September 13, 2004, by action of its Board of Directors, the Registrant amended Article II, Section 8 of its Bylaws. The amendment reduced the quorum requirements for holding a meeting of shareholders. As amended, the holders of no less than one-third (1/3) of the shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum at a meeting of shareholders for the transaction of business, except that, where a separate vote by a class or series or classes or series is required, a quorum consists of one-third (1/3) of the shares of that class or series or classes or series. Prior to the amendment, the provision of the Registrant’s Bylaws required that the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constituted a quorum for the transaction of business.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired. None required.

(b)	Pro forma financial information. None required.

(c)	Exhibits:

Exhibit Number	Description of Document
3.1	Article II, Section 8 of the Registrant’s Bylaws as amended effective September 13, 2004

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: September 13, 2004	By: /s/ Michael K. Paulk
Michael K. Paulk, President

Reports/2004/8-K/Form8-K.9-13-04